Exhibit 99.1


              ResCare Reports Third Quarter 2007 Results

                     Company Raises 2007 Guidance



    LOUISVILLE, Ky.--(BUSINESS WIRE)--Nov. 5, 2007--ResCare, Inc.
(NASDAQ: RSCR) today announced results for the third quarter and nine months ended September 30, 2007.

    Third Quarter 2007 Financial Highlights

    Revenues for the third quarter of 2007 increased 10.4% over the prior year period to a record $365 million. Income from continuing operations was $11.5 million, or $0.34 per diluted common share, compared with $10.7 million, or $0.32 per diluted common share, in the same period of 2006. Pre-tax share-based compensation for the third quarter of 2007 was $989,000 ($604,000 after-tax, or $0.02 per diluted common share), compared with $681,000 ($476,000 after-tax, or $0.01 per diluted common share), in the same period of 2006. EBITDA for the third quarter of 2007 was $27.8 million versus $25.8 million in the prior year quarter. In each of the third quarters of 2007 and 2006, diluted earnings per share from discontinued operations were less than $0.01.

    Ralph Gronefeld, ResCare president and chief executive officer, said, "I am pleased with our third quarter results, which confirms our management and operations strength. Our industry leadership, experience and strong balance sheet position us well for a growing number of acquisitions that can expand our footprint and diversify our services. It also gives us the opportunity to be selective and provides assurance that the acquisitions are a good match for ResCare. This year, we have completed nine acquisitions, adding annualized revenues of approximately $92 million."

    In closing, Mr. Gronefeld added, "There is increasing need for our service, and we are responding to that demand by providing high quality services, delivered by dedicated employees. We have outstanding employees and every day I am grateful to them for their hard work and belief in our mission."

    2007 Guidance

    The Company has updated its 2007 guidance for diluted earnings per common share from the range of a $1.24 - $1.28 to a range of a $1.27 to $1.30 on projected revenues of approximately $1.45 billion.

    A listen-only simulcast and replay of ResCare's third quarter 2007 conference call will be available on-line at www.rescare.com on November 6, 2007, beginning at 9:00 a.m. Eastern Time.

    ResCare, with 30+ years of experience helping people reach their highest level of independence, is one of the largest providers of home care to the elderly and those with disabilities. It also offers residential and support services to people with intellectual and developmental disabilities and provides education, vocational training and job placement for people of all ages and skill levels. Based in Louisville, Kentucky, ResCare and its 40,000 dedicated employees serve daily more than 65,000 people in 37 states, Washington, D.C. and in a growing number of international locations. For more information on ResCare, please visit the Company's website at www.rescare.com.

    From time to time, ResCare makes forward-looking statements in its public disclosures, including statements relating to expected financial results, revenues that might be expected from new or acquired programs and facilities, its development and acquisition activities, reimbursement under federal and state programs, financing plans, compliance with debt covenants and other risk factors, and various trends favoring downsizing, de-institutionalization and privatization of government programs. In ResCare's filings under the federal securities laws, including its annual, periodic and current reports, the Company identifies important factors that could cause its actual results to differ materially from those anticipated in forward-looking statements. Please refer to the discussion of those factors in the Company's filed reports. Statements related to expected financial results are as of this date only, and ResCare does not assume any responsibility to update these statements.



                            RESCARE, INC.
                    Unaudited Financial Highlights
                (In thousands, except per share data)

                                Three Months Ended Nine Months Ended
                                  September 30,      September 30,
                                --------------------------------------
                                  2007     2006      2007      2006
                                 -------  -------  ---------  -------
Income Statement Data:
Revenues                        $364,598 $330,383 $1,066,116 $965,050
Facility and program expenses
 (1)                             326,838  295,106    956,595  861,187
                                 -------  -------  ---------  -------
     Facility and program
      contribution                37,760   35,277    109,521  103,863
Corporate general and
 administrative (1)               15,035   13,857     45,137   41,435
                                 -------  -------  ---------  -------
  Operating income                22,725   21,420     64,384   62,428
Interest expense, net              4,535    4,505     13,724   13,168
                                 -------  -------  ---------  -------
  Income from continuing
   operations before income
   taxes                          18,190   16,915     50,660   49,260
Income tax expense                 6,667    6,186     18,567   18,965
                                 -------  -------  ---------  -------
  Income from continuing
   operations                     11,523   10,729     32,093   30,295
Loss from discontinued
 operations, net of taxes           (136)    (110)      (398)  (2,589)
                                 -------- -------- ---------- --------

Net income                        11,387   10,619     31,695   27,706
Net income attributable to
 preferred shareholders            1,637    1,572      4,571    4,127
                                 -------  -------  ---------  -------
Net income attributable to
 common shareholders            $  9,750 $  9,047 $   27,124 $ 23,579
                                 ======== ======== ========== ========

Basic earnings per common share:
  From continuing operations    $   0.34 $   0.33 $     0.97 $   0.94
  From discontinued operations     (0.00)   (0.00)     (0.01)   (0.08)
                                 -------- -------- ---------- --------
     Basic earnings per common
      share                     $   0.34 $   0.33 $     0.96 $   0.86
                                 ======== ======== ========== ========

Diluted earnings per common
 share:
  From continuing operations    $   0.34 $   0.32 $     0.96 $   0.92
  From discontinued operations     (0.00)   (0.00)     (0.01)   (0.08)
                                 -------- -------- ---------- --------
     Diluted earnings per common
      share                     $   0.34 $   0.32 $     0.95 $   0.84
                                 ======== ======== ========== ========

Weighted average number of
 common shares:
  Basic                           28,337   27,689     28,185   27,481
  Diluted                         28,648   28,122     28,538   28,108

EBITDA (2)                      $ 27,829 $ 25,761 $   79,015 $ 74,890

(1) We recorded share-based compensation expense of $989,000 and $5.4 million for the three months and nine months ended September 30, 2007, respectively. Of the $989,000 for the three months ended September 30, 2007, we included $455,000 in corporate general and administrative expenses and $534,000 in facility and program expenses. Of the $5.4 million recorded for the nine months ended September 30, 2007, we included $3 million in corporate general and administrative expenses and $2.4 million in facility and program expenses. We recorded share-based compensation expense of $681,000 and $1.4 million for the three months and nine months ended September 30, 2006, respectively, all of which were included in corporate general and administrative expenses.



(2) EBITDA is defined as income from continuing operations before depreciation and amortization, net interest expense and income taxes. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States of America. The items excluded from EBITDA are significant components in understanding and assessing financial performance. Management routinely calculates and presents EBITDA because it believes that EBITDA is useful to investors and is commonly used as an analytical indicator within the industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in measurements under certain covenants contained in the Company's credit agreement. A reconciliation of income from continuing operations to EBITDA is included elsewhere in this release.








                            RESCARE, INC.
              Unaudited Financial Highlights (continued)
                            (In thousands)

                                   Three Months     Nine Months Ended
                                       Ended
                                 September 30,        September 30,
                                 ----------------- -------------------
                                    2007     2006     2007      2006
                                   -------  ------  --------  --------
Reconciliation of Income from
  Continuing Operations to
   EBITDA:
Income from continuing
 operations                       $ 11,523 $10,729 $  32,093 $  30,295
Add:     Interest, net               4,535   4,505    13,724    13,168
         Depreciation and
          amortization               5,104   4,341    14,631    12,462
         Income tax expense          6,667   6,186    18,567    18,965
                                   -------  ------  --------  --------
EBITDA                            $ 27,829 $25,761 $  79,015 $  74,890
                                   =======  ======  ========  ========

                                                   Sept. 30, Dec. 31,
                                                     2007      2006
                                                   --------- ---------
Balance Sheet Data:
ASSETS
Cash and cash equivalents                          $   9,783 $   5,541
Accounts receivable, net                             201,020   197,711
Other current assets                                  38,314    33,039
                                                    --------  --------
     Total current assets                            249,117   236,291
Property and equipment, net                           79,629    75,606
Goodwill                                             404,702   375,494
Other assets                                          47,499    41,840
                                                    --------  --------
                                                   $ 780,947 $ 729,231
                                                    ========  ========

LIABILITIES AND SHAREHOLDERS'
 EQUITY
Current liabilities                                $ 142,857 $ 126,371
Other long-term liabilities                           53,863    45,767
Long-term debt                                       190,782   205,616
Shareholders' equity                                 393,445   351,477
                                                    --------  --------
                                                   $ 780,947 $ 729,231
                                                    ========  ========




                            RESCARE, INC.
              Unaudited Financial Highlights (continued)
                            (In thousands)

                                                    Nine Months Ended
                                                      September 30,
                                                   -------------------
                                                     2007      2006
                                                    -------  --------
Cash Flow Data:
Net income                                         $ 31,695 $  27,706
Adjustments to reconcile net income to cash
 provided by operating activities:
     Depreciation and amortization                   14,654    12,643
     Amortization of discount on convertible sub
      notes                                             806       736
     Impairment charges                                 332     1,110
     Deferred income taxes                            2,528     1,460
     Excess tax benefits from share-based
      compensation                                   (1,724)   (2,627)
     Provision for losses on accounts receivable      4,581     4,319
     Share-based compensation                         5,361     1,371
     Loss on sale of assets                             110       233
     Changes in operating assets and liabilities      8,632   (24,283)
                                                    -------  ---------
         Cash provided by operating activities       66,975    22,668
                                                    -------  ---------
Cash flows from investing activities:
  Proceeds from sale of assets                          534        13
  Net redemptions of short-term investments               -    27,650
  Purchases of property and equipment               (16,220)  (11,746)
  Acquisitions of businesses                        (33,444) (108,430)
                                                    -------- ---------
         Cash used in investing activities          (49,130)  (92,513)
                                                    -------- ---------
Cash flows from financing activities:
  Net (repayments) borrowings of long-term debt     (19,140)   55,059
  Proceeds from sale and leaseback transactions       1,669     2,651
  Debt issuance costs                                     -      (468)
  Excess tax benefits from share-based
   compensation                                       1,724     2,627
  Proceeds received from exercise of stock options    2,144     6,734
                                                    -------- ---------
         Cash (used in) provided by financing
          activities                                (13,603)   66,603
                                                    -------- ---------
  Increase (decrease) in cash and cash equivalents $  4,242 $  (3,242)
                                                    ======== =========




                            RESCARE, INC.
              Unaudited Financial Highlights (continued)
                        (Dollars in thousands)

                             Three Months Ended   Nine Months Ended
                               September 30,        September 30,
                            ------------------------------------------
                              2007      2006       2007       2006
                             --------- --------- ----------- ---------
Segment Data:
Revenues:
  Community Services        $270,354  $238,618  $  781,856  $672,406
  Job Corps Training
   Services                   40,074    39,404     122,626   118,733
  Employment Training
   Services                   50,904    48,344     147,087   158,848
  Other                        3,266     4,017      14,547    15,063
                             -------   -------   ---------   -------
  Consolidated              $364,598  $330,383  $1,066,116  $965,050
                             =======   =======   =========   =======

Operating Income:
  Community Services        $ 28,355  $ 28,017  $   83,094  $ 77,552
  Job Corps Training
   Services                    3,891     4,350      12,001    12,732
  Employment Training
   Services                    6,001     3,393      13,436    12,254
  Other                         (487)     (483)        990     1,325
  Corporate general and
   administrative            (15,035)  (13,857)    (45,137)  (41,435)
                             --------- --------- ----------- ---------
  Consolidated              $ 22,725  $ 21,420  $   64,384  $ 62,428
                             =======   =======   =========   =======

Operating Margin:
  Community Services            10.5%     11.7%       10.6%     11.5%
  Job Corps Training
   Services                      9.7%     11.0%        9.8%     10.7%
  Employment Training
   Services                     11.8%      7.0%        9.1%      7.7%
  Other                        (14.9%)   (12.0%)       6.8%      8.8%
  Corporate general and
   administrative               (4.1%)    (4.2%)      (4.2%)    (4.3%)
  Consolidated                   6.2%      6.5%        6.0%      6.5%



    CONTACT: ResCare, Inc.
             David W. Miles, 502-394-2137
             Chief Financial Officer
             or
             Derwin A. Wallace, 502-420-2567
             Director of Investor Relations